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                                                                    Exhibit 4.14



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                         FIRST SUPPLEMENTAL INDENTURE

                           Dated as of July 7, 1998

                                    between

                      KAUFMAN AND BROAD HOME CORPORATION

                                   AS ISSUER

                                      and

                      THE FIRST NATIONAL BANK OF CHICAGO

                                  AS TRUSTEE

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                               TABLE OF CONTENTS

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                                    ARTICLE I

DEFINITIONS....................................................................1

SECTION 1.1. Definition of Terms...............................................1

                                   ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE DEBENTURES.................................3

SECTION 2.1. Designation and Principal Amount..................................3
SECTION 2.2. Maturity..........................................................3
SECTION 2.3. Form and Payment..................................................3
SECTION 2.4. Global Debenture..................................................3
SECTION 2.5. Interest..........................................................4

                                   ARTICLE III

REDEMPTION OF THE DEBENTURES...................................................5

SECTION 3.1. Tax Event Redemption..............................................5
SECTION 3.2. Redemption Procedure for Debentures...............................5
SECTION 3.3. No Sinking Fund...................................................6
SECTION 3.4. Option to Put Debentures upon a Failed Remarketing................6
SECTION 3.5. Repurchase Procedure for Debentures...............................6

                                   ARTICLE IV

EXTENSION OF INTEREST PAYMENT PERIOD...........................................6

SECTION 4.1. Extension of Interest Payment Period..............................6
SECTION 4.2. Notice of Extension...............................................7

                                    ARTICLE V

EXPENSES.......................................................................8

SECTION 5.1. Payment of Expenses...............................................8
SECTION 5.2. Payment Upon Resignation or Removal...............................8

                                   ARTICLE VI

NOTICE.........................................................................8

SECTION 6.1. Notice by the Company.............................................8


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                                                                           Page
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                                   ARTICLE VII

FORM OF DEBENTURE..............................................................9

SECTION 7.1. Form of Debenture.................................................9

                                  ARTICLE VIII

ORIGINAL ISSUE OF DEBENTURES..................................................17

SECTION 8.1. Original Issue of Debentures.....................................17

                                   ARTICLE IX

MISCELLANEOUS.................................................................17

SECTION 9.1. Ratification of Indenture........................................17
SECTION 9.2. Trustee Not Responsible for Recitals.............................17
SECTION 9.3. Governing Law....................................................17
SECTION 9.4. Separability.....................................................17
SECTION 9.5. Counterparts.....................................................17
SECTION 9.6. Guarantee and Declaration........................................18

                                    ARTICLE X

REMARKETING...................................................................18

SECTION 10.1. Effectiveness of this Article...................................18
SECTION 10.2. Remarketing Procedures..........................................18


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      FIRST SUPPLEMENTAL INDENTURE, dated as of July 7, 1998 (the "First
Supplemental Indenture"), between Kaufman and Broad Home Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and The First National Bank of Chicago, as trustee (the "Trustee").

      WHEREAS, the Company executed and delivered the Indenture dated as of July 7,1998 (the "Base Indenture") to the Trustee to provide for the issuance of the Company's senior unsecured debentures, notes or other evidence of indebtedness (the "Securities"), to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture;

      WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 8% Debentures due August 16, 2003 (the "Debentures"), the form and terms of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this First Supplemental Indenture (together, the "Indenture");

      WHEREAS, KBHC Financing I, a Delaware statutory business trust (the "Trust"), is issuing its 8 % Capital Securities (the "Capital Securities"), representing, undivided beneficial ownership interests in the assets of the Trust, and proposes to invest the proceeds from such issuance, together with the proceeds of the issuance and sale by the Trust to the Company of its 8% Common Securities (the "Common Securities" and together with the Capital Securities, the "Trust Securities"), in the Debentures; and

      WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects:

      NOW THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and terms of the Debentures, the Company covenants and agrees with the Trustee as follows:

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1. Definition of Terms.

      Unless the context otherwise requires:

      (a) a term defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture;

      (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

      (c) the singular includes the plural and vice versa;

      (d) headings are for convenience of reference only and do not affect interpretation;

      (e) the following terms have the meanings given to them in the
Declaration: (i) Applicable Principal Amount; (ii) Authorized Newspaper; (iii) Clearing Agency; (iv) Delaware Trustee; (v) DTC; (vi) FELINE PRIDES; (vii) Growth PRIDES; (viii) Income PRIDES; (ix) Institutional Trustee; (x) Investment Company Event; (xi) Capital Security
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Certificate; (xii) Distributions; (xiii) Purchase Contract Agreement; (xiv)
Quotation Agent; (xv) Regular Trustees; (xvi) Redemption Amount, (xvii) Reset Agent; (xviii) Reset Announcement Date; (xix) Reset Rate (xx) Reset Spread;(xxi) Tax Event; (xxii) Tax Event Redemption Date; (xxiii) Treasury Portfolio Purchase Price; (xxiv) Treasury Portfolio; (xxv) Treasury Securities, (xxvi) Two-Year Benchmark Treasury; (xxvii) Guarantee; and (xxviii) Underwriting Agreement.

      The terms "Cash Settlement" and "Purchase Contract Agent" shall have the respective meanings in the Purchase Contract Agreement.

      (f) the following terms have the meanings given to them in this Section 1.1(f):

      "Compound Interest" shall have the meaning set forth in Section 4.1.

      "Coupon Rate" shall have the meaning set forth in Section 2.5.

      "Custodial Agent" means The Bank of New York, as Custodial Agent.

      "Debentures" shall have the meaning specified in Section 2.1.

      "Debenture Repayment Price" shall have the meaning set forth in Section
3.4.

      "Declaration" means the Amended and Restated Declaration of Trust of KBHC Financing I, a Delaware statutory business trust, dated as of July 7, 1998.

      "Deferred Interest" shall have the meaning set forth in Section 4.1 hereof.

      "Dissolution Event" means that, as a result of the occurrence and continuation of a Tax Event, an Investment Company Event or otherwise, the Trust is to be dissolved in accordance with the Declaration, and, except in the case of a Tax Event Redemption, the Debentures held by the Institutional Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

      "Exchange Agent" means the Institutional Trustee.

      "Extended Interest Payment Period" shall have the meaning set forth in
Section 4.1.

      "Failed Remarketing" shall have the meaning set forth in Section 10.2(h).

      "Global Debentures" shall have the meaning set forth in Section 2.4.

      "Maturity Date" shall have the meaning specified in Section 2.2.

      "Non Book-Entry Capital Securities" shall have the meaning set forth in
Section 2.4.

      "Pledge Agreement" means the Pledge Agreement dated as of July 7, 1998, among the Company, the Trust, The Bank of New York, as collateral agent (the "Collateral Agent"), custodial agent and securities intermediary and The First National Bank of Chicago, as purchase contract agent and attorney-in-fact.

      "Purchase Contract" shall have the meaning set forth in the Purchase Contract Agreement.

      "Purchase Contract Settlement Date" means August 16, 2001.


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      "Put-Option" shall have the meaning set forth in Section 3.4.

      "Put-Option Exercise Date" shall have the meaning set forth in Section
3.4.

      "Regular Record Date" means, with respect to any Interest Payment Date for the Debentures, the close of business on the Business Day next preceding such Interest Payment Date; provided, however, if the Debentures shall not continue to remain in book-entry only form or are not in book-entry only form at issuance, the Regular Record Dates for the Debentures shall conform to the rules of any securities exchange on which the Debentures are listed and, if none, shall be one Business Day before the relevant Interest Payment Dates, which payment dates shall correspond to the distribution payment dates on the Capital Securities.

      "Remarketing Agent" means Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated or any successor thereto or replacement Remarketing Agent under the Remarketing Agreement.

      "Remarketing Agreement" means the Remarketing Agreement, dated as of July 7, 1998, among the Company, the Trust, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as remarketing agent and The First National Bank of Chicago, as purchase contract agent and attorney-in-fact.

      "Remarketing" and "Remarketing Date" shall have the meanings set forth in the Remarketing Agreement.

      The terms "First Supplemental Indenture," "Base Indenture," "Debentures," "Trust," "Capital Securities," "Common Securities" and "Trust Securities" shall have the respective meanings set forth in the recitals to this First Supplemental Indenture and the paragraph preceding such recitals.

                                   ARTICLE II
                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1. Designation and Principal Amount.

      There is hereby authorized a series of Securities designated the 8% Debentures due August 16, 2003, (the "Debentures") limited (except as otherwise provided in Section 301(2) of the Indenture) in aggregate principal amount to $195,618,560. The Debentures may be issued from time to time upon written order of the Company for the authentication and delivery of Debentures pursuant to
Section 303 of the Base Indenture.

SECTION 2.2. Maturity. The date upon which the Debentures shall become due and payable at final maturity is August 16, 2003 (the "Maturity Date").

SECTION 2.3. Form and Payment.

      Except as provided in Section 2.4, the Debentures shall be issued in fully registered certificated form without interest coupons, bearing identical terms. Principal of and premium, if any, and interest on the Debentures will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Company maintained for such purpose as described below; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of any Debentures is the Institutional Trustee, the payment of the principal of and premium, if any, and interest (including Compound Interest and expenses and taxes of the Trust set forth in Section 4.1 hereof, if any) on such Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.


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      The Company hereby designates each of Chicago, Illinois and the Borough of
Manhattan, The City of New York as a Place of Payment for the Debentures, and the office or agency maintained by the Company in each such Place of Payment for the purposes contemplated by Section 1002 of the Base Indenture and this Section
2.3 shall initially be the office of the Trustee located at c/o First Chicago Trust Company of New York, 14 Wall Street, 8th Floor, New York, New York 10005, and the Corporate Trust Office of the Trustee in Chicago, Illinois.

      The Debentures shall be issuable in denominations of $10 and integral multiples of $10 in excess thereof.

      The Debentures may be issued, in whole or in part, in permanent global form and, if issued in permanent global form, the U.S. Depositary shall be The Depository Trust Company or such other depositary as any officer of the Company may from time to time designate.

      The Registrar and the Paying Agent and transfer agent for the Debentures shall be the Trustee.

SECTION 2.4. Global Debenture.

      (a) In connection with a Dissolution Event,

            (i) Debentures in certificated form may be presented to the Trustee by the Institutional Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (a "Global Debenture"), to be registered in the name of the Clearing Agency, or its nominee, for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture. Payments on the Debentures issued as a Global Debenture will be made to the Clearing Agency; and

            (ii) if any Capital Securities are held in non book-entry certificated form, the Debentures in certificated form may be presented to the Trustee by the Institutional Trustee and any Capital Security Certificate which represents Capital Securities other than Capital Securities held by the Clearing Agency or its nominee ("Non Book-Entry Capital Securities") will be deemed to represent beneficial interests in the Debentures presented to the Trustee by the Institutional Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Capital Securities until such Capital Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Capital Security Certificates will be cancelled and a Debenture, registered in the name of the holder of the Capital Security Certificate or the transferee of the holder of such Capital Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Capital Security Certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture to such holder. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Institutional Trustee to the Trustee will be deemed to have been cancelled.

      (b) Unless and until it is exchanged for the Debentures in registered form, a Global Debenture may be transferred, in whole but not in part, only to the Clearing Agency or a nominee of the Clearing Agency, or to a successor Clearing Agency selected or approved by the Company or to a nominee of such successor Clearing Agency.

      (c) If at any (i) time the Clearing Agency notifies the Company that it is unwilling or unable to continue as a Clearing Agency for the Global Debentures and no successor Clearing Agency shall have been appointed within 90 days after such notification, (ii) the Clearing Agency at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at any time the Clearing Agency is required to be so registered to act as such Clearing Agency and no successor Clearing Agency shall have been appointed within 90 days after the Trust or the Company becoming aware of the Clearing Agency's ceasing to be so registered, (iii) the Company, in its sole discretion, determines that the Global Debentures shall be so exchangeable or (iv) there shall have occurred and be continuing an


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Event of Default, the Company will execute, and, subject to Article III of the
Base Indenture, the Trustee, upon written notice from the Company, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be cancelled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Clearing Agency, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Clearing Agency for delivery to the Persons in whose names such Securities are so registered.

SECTION 2.5. Interest.

      (a) Each Debenture will bear interest initially at the rate of 8 % per annum (the "Coupon Rate") from the original date of issuance through and including August 15, 2001 and at the Reset Rate thereafter until the principal thereof is paid or duly made available for payment and, shall bear interest, to the extent permitted by law, compounded quarterly, on any overdue principal and premium, if any, and on any overdue installment of interest at the Coupon Rate through and including August 15, 2001 and at the Reset Rate thereafter, payable (subject to the provisions of Article IV herein) quarterly in arrears on February 16, May 16, August 16 and November 16 of each year (each, an "Interest Payment Date") commencing on August 16, 1998, to the Person in whose name such Debenture, or any predecessor Debenture, is registered at the close of business on the Regular Record Date for such interest installment.

      (b) The interest rate on the Debentures will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate (which Reset Rate will become effective on and after the Purchase Contract Settlement Date); provided that the Reset Rate shall not exceed the maximum amount permitted by applicable law. On the Reset Announcement Date, the Reset Spread and the relevant Two-Year Benchmark Treasury will be announced by the Company. On the Business Day immediately following such Reset Announcement Date, the Holders of Debentures will be notified of such Reset Spread and Two-Year Benchmark Treasury by the Company. Such notice shall be sufficiently given to such Holders of Debentures if published in an Authorized Newspaper.

      (c) Not later than seven calendar days nor more than 15 calendar days immediately preceding the Reset Announcement Date, the Company will request that the Clearing Agency or its nominee (or any successor Clearing Agency or its nominee) or the Institutional Trustee, notify the Holders of Debentures of such Reset Announcement Date and the procedures to be followed by such holders of Debentures wishing to settle the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date.

      (d) The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 90-day period. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.


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                                   ARTICLE III
                          REDEMPTION OF THE DEBENTURES

SECTION 3.1. Tax Event Redemption.

      If a Tax Event shall occur and be continuing, the Company may, at its option, redeem the Debentures in whole (but not in part) at any time at a Redemption Price per Debenture equal to the Redemption Amount plus accrued and unpaid interest thereon, including Compound Interest and the expenses and taxes of the Trust set forth in Section 4.1 hereof, if any, to the date of such redemption (the "Tax Event Redemption Date"). If, following the occurrence of a Tax Event, the Company exercises its option to redeem the Debentures, then the proceeds of such redemption, if distributed to the Institutional Trustee as the sole Holder of such Debentures, will be applied by the Institutional Trustee to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Debentures so redeemed at the Redemption Price. If, following the occurrence of a Tax Event prior to the Purchase Contract Settlement Date, the Company exercises its option to redeem the Debentures, the Company shall appoint the Quotation Agent to assemble the Treasury Portfolio in consultation with the Company. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Tax Event Redemption Date to each registered Holder of the Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the Tax Event Redemption Date interest shall cease to accrue on such Debentures.

SECTION 3.2. Redemption Procedure for Debentures.

      Payment of the Redemption Price to each Holder of Debentures shall be made by the Company, no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds at such place and to such account as may be designated by each such Holder of Debentures, including the Institutional Trustee or the Collateral Agent, as the case may be. If the Trustee holds immediately available funds sufficient to pay the Redemption Price of the Debentures, then, on such Tax Event Redemption Date, such Debentures will cease to be outstanding and interest thereon will cease to accrue, whether or not such Debentures have been received by the Company, and all other rights of the Holder in respect of the Debentures shall terminate and lapse (other than the right to receive the Redemption Price upon delivery of such Debentures but without interest on such Redemption Price).

SECTION 3.3. No Sinking Fund.

      The Debentures are not entitled to the benefit of any sinking fund.

SECTION 3.4. Option to Put Debentures upon a Failed Remarketing.

      If a Failed Remarketing (as described in Section 5.4(b) of the Purchase Contract Agreement and incorporated herein by reference) has occurred, each holder of Trust Securities who holds such Trust Securities on the day immediately following the Purchase Contract Settlement Date, or, if the Trust Securities shall have been exchanged for Debentures, each holder of Debentures who holds such Debentures on the day immediately following the Purchase Contract Settlement Date shall have the right (the "Put Option") on the Business Day immediately following August 16, 2001, to require, in the case of Trust Securities, the Trust to distribute their pro rata share of Debentures to the Exchange Agent and, in either case, to require the Exchange Agent to put such Debentures to the Company, on behalf of such holders on September 1, 2001 (the "Put Option Exercise Date"), upon at least three Business Days prior notice, at a repayment price of $10 per Debenture plus an amount equal to the accrued and unpaid interest (including deferred interest, if any) thereon to the date of payment (the "Debenture Repayment Price").

SECTION 3.5. Repurchase Procedure for Debentures.


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            (a) In order for the Debentures to be repurchased on the Put Option
Exercise Date, the Trustee must receive on or prior to 5:00 p.m. New York City time on the third Business Day immediately preceding the Put Option Exercise Date, at its Corporate Trust Office in Chicago, Illinois or at an office or agency maintained by the Company in the Borough of Manhattan, The City of New York as contemplated by Section 2.3 hereof, the Debentures to be repurchased with the form entitled "Option to Elect Repayment" on the reverse of or otherwise accompanying such Debentures duly completed. Any such notice received by the Trustee shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Debentures for repayment shall be determined by the Company, whose determination shall be final and binding.

            (b) Payment of the Debenture Repayment Price to the Exchange Agent shall be made through the Trustee, subject to the Trustee's receipt of payment from the Company in accordance with the terms of the Indenture, no later than 12:00 noon, New York City time, on the Put Option Exercise Date, and to such account as may be desig nated by the Exchange Agent. If the Trustee holds immediately available funds sufficient to pay the Debenture Repayment Price of the Debentures presented for repayment, then, immediately prior to the close of business on the Put Option Exercise Date, such Debentures will cease to be outstanding and interest thereon will cease to accrue, whether or not such Debentures have been received by the Company, and all other rights of the Holder in respect of the Debentures, including the Holder's right to require the Company to repay such Debentures, shall terminate and lapse (other than the right to receive the Debenture Repayment Price upon delivery of such Debentures but without interest on such Debenture Repayment Price). Neither the Trustee nor the Company will be required to register or cause to be registered the transfer of any Debenture for which repayment has been elected.

                                   ARTICLE IV
                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1. Extension of Interest Payment Period.

      The Company shall have the right at any time, and from time to time, during the term of the Debentures to defer payments of interest by extending the interest payment period of such Debentures for a period not extending, in the aggregate, beyond the Maturity Date of the Debentures (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that each Extended Interest Payment period must end on an Interest Payment Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the rate of 8% per annum through and including August 15, 2001, and at the Reset Rate thereafter, compounded quarterly on each Interest Payment Date of the Extended Interest Payment Period ("Compound Interest"). At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Debentures, including any expenses and taxes of the Trust set forth in Section 5.1 hereof and Compound Interest (together, "Deferred Interest") that shall be payable to the Holders of the Debentures in whose names the Debentures are registered in the Security Register at the close of business on the Regular Record Date next preceding the Interest Payment Date on which such Extended Interest Payment Period ends; provided, however, that during any such Extended Interest Payment Period, (a) the Company shall not declare or pay dividends on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a


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shareholder rights plan or the declaration thereunder of a dividend of rights in the future), and (b) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee). Prior to the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such previous and further extensions thereof shall not extend beyond the Maturity
Date of the Debentures or end other than on an Interest Payment Date for the Debentures. Upon the termination of any Extended Interest Payment Period and the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Company, at its option, may prepay on any Interest Payment Date all or any portion of the Deferred Interest accrued during the then elapsed portion of an Extended Interest Payment Period.

SECTION 4.2. Notice of Extension.

      (a) If the Institutional Trustee is the only registered Holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Regular Trustees, the Institutional Trustee and the Trustee of its selection of such Extended Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or
(ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to The New York Stock Exchange, Inc. (the "NYSE") or other applicable self-regulatory organization or to holders of the Capital Securities issued by the Trust, but in any event at least one Business Day before such record date.

      (b) If the Institutional Trustee is not the only Holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of the Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period at least 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the NYSE or other applicable self-regulatory organization or to Holders of the Debentures.

                                    ARTICLE V
                                    EXPENSES

SECTION 5.1. Payment of Expenses.

      In connection with the offering, sale and issuance of the Debentures to the Institutional Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall:

      (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 607 of the Base Indenture;

      (b) be responsible for and pay all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust and any and all other amounts specified in Section 4.4(b) of the Declaration including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Institutional Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets) to which the Trust might become subject;

      (c) be primarily liable for any indemnification obligations arising with respect to the Declaration; and

      (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

SECTION 5.2. Payment Upon Resignation or Removal.

      Upon termination of this First Supplemental Indenture or the Base Indenture or the removal or resignation of the Trustee, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Institutional Trustee, as the case may be, the Company shall pay to the Delaware Trustee or the Institutional Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation.

                                   ARTICLE VI
                                     NOTICE

SECTION 6.1. Notice by the Company.

      The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures. Notwithstanding any of the provisions of the Base Indenture and this First Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures; provided, however, that if the Trustee shall not have received the notice provided for in this Article VI at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

                                   ARTICLE VII
                                FORM OF DEBENTURE

SECTION 7.1. Form of Debenture.

      The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms, with such changes therein as the officers of the Company executing the Debentures (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof:

                           (FORM OF FACE OF DEBENTURE)

      [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT - THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE OF THE CLEARING AGENCY. THIS DEBENTURE IS EXCHANGEABLE FOR DEBENTURES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS DEBENTURE (OTHER THAN A TRANSFER OF THIS DEBENTURE AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE

OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY OR TO A SUCCESSOR CLEARING AGENCY OR TO A NOMINEE OF SUCH SUCCESSOR) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.]

      UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No.__________________________
$____________________________

                       KAUFMAN AND BROAD HOME CORPORATION
                                  8% DEBENTURE
                               DUE AUGUST 16, 2003

      KAUFMAN AND BROAD HOME CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________, as Institutional Trustee or registered assigns, the principal sum of ____________ Dollars ($______________) on August 16, 2003 (such date is hereinafter referred to as the "Maturity Date"), and to pay interest on said principal sum from July 7, 1998, or from the most recent date to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on February 16, May 16, August 16 and November 16 of each year (each such date, an "Interest Payment Date"), commencing on August 16, 1998, initially at the rate of 8% per annum through and including August 15, 2001 and at the Reset Rate thereafter until the principal hereof shall have been paid or duly made available for payment and, to the extent permitted by law, to pay interest, compounded quarterly, on any overdue principal and premium, if any, and on any overdue installment of interest at the rate per annum of 8% through and including August 15, 2001 and at the Reset Date thereafter. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, except as provided in the Indenture (as defined below), the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such 90-day period. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment which shall be the close of business on the business day next preceding such Interest Payment Date or, if the Debentures shall not continue to remain in book-entry only form or are not in book-entry only form at issuance, the Regular Record Dates for the Debentures shall conform to the rules of any securities exchange on which the Debentures are listed and, if none, shall be one Business Day before the relevant Interest Payment Dates. Any such interest installment not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered Holders at the close of business on such Regular Record Date and may be paid to the Person in whose name this

Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York and in Chicago, Illinois, in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled thereto. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Institutional Trustee or the Collateral Agent, the payment of the principal of (and premium, if any) and interest on this Debenture will be made at such place and to such account as may be designated in writing by the Institutional Trustee or the Collateral Agent.

      The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, senior and unsecured and will rank in right of payment on parity with all other senior unsecured obligations of the Company.

      This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

      The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated:________, 1998

                                    KAUFMAN AND BROAD HOME CORPORATION


                                    By:
                                       --------------------------------
                                       Name:
                                       Title:

Attest:


By:
   --------------------------
   Name:
   Title:

                          CERTIFICATE OF AUTHENTICATION

This is one of the Debentures of the series of Debentures described in the within-mentioned Indenture.

Dated________________

THE FIRST NATIONAL BANK OF CHICAGO
as Trustee


By:
   --------------------------
   Authorized Signatory

                         (FORM OF REVERSE OF DEBENTURE)

      This Debenture is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Debentures"), issued and to be issued in one or more series under and pursuant to an Indenture dated as of July 7, 1998 (the "Base Indenture") between the Company and The First National Bank of Chicago, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture, dated as of July 7, 1998 (the "First Supplemental Indenture") between the Company and the Trustee (the Base Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Securities is limited in aggregate principal amount as specified in said First Supplemental Indenture.

      If a Tax Event shall occur and be continuing, the Company may, at its option, redeem the Debentures in whole (but not in part) at any time at a Redemption Price per Debenture equal to the Redemption Amount plus accrued and unpaid interest thereon, including Compound Interest and expenses and taxes of the Trust to the Tax Event Redemption Date. The Redemption Price shall be paid to each Holder of the Debentures by the Company, no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds, at such place and to such account as may be designated by each such Holder.

      The Debentures are not entitled to the benefit of any sinking fund.

      If a Failed Remarketing (as described in Section 5.4(b) of the Purchase Contract Agreement and incorporated herein by reference) has occurred, each holder of Trust Securities who holds such Trust Securities on the day immediately following the Purchase Contract Settlement Date, or, if the Trust Securities shall have been exchanged for Debentures, each holder of Debentures who holds such Debentures on the day immediately following the Purchase Contract Settlement Date shall have the right (the "Put Option") on the Business Day immediately following August 16, 2001, to require, in the case of Trust Securities, the Trust to distribute their pro rata share of Debentures to the Exchange Agent and, in either case, to require the Exchange Agent to put such Debentures to the Company, on behalf of such holders on September 1, 2001 (the "Put Option Exercise Date"), upon at least three Business Days prior notice), at a repayment price of $10 per Debenture plus an amount equal to the accrued and unpaid interest (including deferred interest, if any) thereon to the date of payment (the "Debenture Repayment Price").

      In order for the Debentures to be so repurchased, the Trustee must receive, on or prior to 5:00 p.m. New York City Time on the third Business Day immediately preceding the Put Option Exercise Date, at its Corporate Trust Office in Chicago, Illinois or at an office or agency maintained by the Company in the Borough of Manhattan, The City of New York as contemplated by Section 2.3 of the First Supplemental Indenture, the Debentures to be repurchased with the form entitled "Option to Elect Repayment" on the reverse of or otherwise accompanying such Debentures duly completed. Any such notice received by the Trustee shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Debentures for repayment shall be determined by the Company, whose determination shall be final and binding. The payment of the Debenture Repayment Price in respect of such Debentures shall be made no later than 12:00 noon, New York City time, on the Put Option Exercise Date.

      In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable (or, in certain circumstances shall ipso facto become due and payable), in the manner, with the effect and subject to the conditions provided in the Indenture.

      The Indenture contains provisions permitting, with certain exceptions therein provided, the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected to execute supplemental indentures for the purpose of, among other things, adding any provisions to or changing or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying the rights of the Holders of the Securities. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of all of the Holders of all Securities of such series, to waive a Default or Event of Default with respect to such series and its consequences, except a Default or Event of Default in the payment of the principal of or premium, if any, or interest on any of the Securities of such series or in respect of a covenant or other provision which, under the terms of the Indenture, cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued in exchange for or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

      No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

      So long as the Company is not in default in the payment of interest on the Debentures, the Company shall have the right at any time, and from time to time during the term of the Debentures to extend the interest payment period of the Debentures for a period not extending, in the aggregate, beyond the Maturity Date of the Debentures (an "Extended Interest Payment Period"); provided that each Extended Interest Payment Period must end on an Interest Payment Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this paragraph, will bear interest at the rate of 8% per annum through and including August 15, 2001 and at the Reset Rate thereafter, compounded quarterly on each Interest Payment Date of the Extended Interest Payment Period ("Compound Interest"). At the end of an Extended Interest Payment Period, the Company shall pay all interest then accrued and unpaid on the Debentures, including any expense and taxes of the Trust set forth in Section 5.1 of the First Supplemental Indenture and Compound Interest (together, "Deferred Interest"), that shall be payable to the Holders of the Debentures in whose names the Debentures are registered in the Security Register at the close of business on the Regular Record Date next preceding the Interest Payment Date on which such Extended Interest Payment Period ends. In the event that the Company exercises this right, then (a) the Company shall not declare or pay dividends on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or purchases of any rights outstanding under a shareholder rights plan or the declaration thereunder of a dividend of rights in the future) and (b) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee). Prior to the termination of any such Extended Interest Payment Period, the Company may further extend the interest payment period; provided, that such Extended Interest Payment Period, together with all such previous and further extensions thereof, may not extend beyond the Maturity Date of the Debenture or end other than on an Interest Payment Date for the Debentures. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid Deferred Interest and any additional amount then due, the Company may commence a new Extended Interest Payment Period, subject to the above requirements.

      As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York and Chicago, Illinois, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in relation thereto.

      Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any Paying Agent and the Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary.

      No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

      The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person or sell, assign, transfer or lease all or substantially all of its properties or assets, and requires that the Company comply with certain further covenants. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

      The Debentures of this series are issuable only in registered form without coupons in denominations of $10 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

      All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      The Debentures are subject to Defeasance and Covenant Defeasance upon the terms and subject to the conditions set forth in the Indenture.

      This Debenture shall be governed by and construed in accordance with the internal laws of the State of New York.

                            OPTION TO ELECT REPAYMENT

      The undersigned hereby irrevocably requests and instructs the Company to repay $_____ principal amount of the within Debenture, pursuant to its terms, on the "Put Option Exercise Date," together with any interest thereon accrued but unpaid to the date of repayment, to the undersigned at:

(Please print or type name and address of the undersigned)

and to issue to the undersigned, pursuant to the terms of the Indenture, a new Debenture or Debentures representing the remaining aggregate principal amount of this Debenture.

For this Option to Elect Repayment to be effective, this Debenture with the Option to Elect Repayment duly completed must be received by the Trustee at either c/o First Chicago Trust Company of New York, 14 Wall Street, 8th Floor, New York, New York 10005, or its Corporate Trust Office at One First National Plaza, Suite 0126, Chicago, Illinois, 60670-0126, Attention: Corporate Trust Administration, no later than 5:00 p.m. on the third Business Day immediately preceding September 1, 2001.

Dated:________________           Signature:___________________________________

                                 Signature Guarantee:  _______________________

Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Debenture without alternation or enlargement or any change whatsoever.

                              SIGNATURE GUARANTEE

      Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                  ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Debenture to:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

       (Insert assignee's social security or tax identification number)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                  (Insert address and zip code of assignee)

and irrevocably appoints


________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him or her.

Date: ____________________________________

                                 Signature:_________________________________

                                 Signature Guarantee:_______________________

     (Sign exactly as your name appears on the other side of this Debenture)

                              SIGNATURE GUARANTEE

      Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                  ARTICLE VIII
                          ORIGINAL ISSUE OF DEBENTURES

SECTION 8.1. Original Issue of Debentures.

      Debentures in the aggregate principal amount of $195,618,560 may from time to time, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company pursuant to Section 303 of the Base Indenture without any further action by the Company.

      The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of the year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.1. Ratification of Indenture.

      The Indenture as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 9.2. Trustee Not Responsible for Recitals.

      The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

SECTION 9.3. Governing Law.

      This First Supplemental Indenture and each Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.

SECTION 9.4. Separability.

      In case any one or more of the provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Debentures, but this First Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 9.5. Counterparts.

      This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 9.6. Guarantee and Declaration

      The Guarantee and the Declaration shall be deemed to be specifically described in this First Supplemental Indenture for purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                    ARTICLE X
                                   REMARKETING

SECTION 10.1. Effectiveness of this Article.

            This Article Ten shall only become effective upon a Dissolution Event which occurs prior to the Remarketing of the Capital Securities pursuant to the Remarketing Agreement. Until such Dissolution Event, this Article Ten shall have no effect.

SECTION 10.2. Remarketing Procedures.

            (a) The Company will request, not later than 7 nor more than 15 calendar days prior to the Remarketing Date that the Clearing Agency notify the Holders of the Debentures and the holders of Income PRIDES and Growth PRIDES of the Remarketing and of the procedures that must be followed if a Holder of Debentures wishes to exercise such Holder's rights with respect to the Put Option if there is a Failed Remarketing.

            (b) Not later than 5:00 P.M., New York City time, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, each Holder of the Debentures may elect to have Debentures held by such Holder remarketed. Under Section 5.4 of the Purchase Contract Agreement, Holders of Income PRIDES that do not give notice of intention to make a Cash Settlement of their related Purchase Contracts shall be deemed to have consented to the disposition of the Debentures comprising a component of such Income PRIDES. Holders of Debentures that are not a component of Income PRIDES shall give notice of their election to have such Debentures remarketed to the Custodial Agent pursuant to the Pledge Agreement. Any such notice shall be irrevocable after 5:00 P.M., New York City time, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date and may not be conditioned upon the level at which the Reset Rate is established. Promptly after 5:30 P.M., New York City time, on such fifth Business Day, the Institutional Trustee, based on the notices received by it prior to such time (including notices from the Purchase Contract Agent as to Purchase Contracts for which Cash Settlement has been elected), shall notify the Trust, the Company and the Remarketing Agent of the number of Debentures to be tendered for Remarketing.

            (c) If any Holder of Income PRIDES does not give a notice of its intention to make a Cash Settlement or gives a notice of election to tender Debentures as described in Section 10.2(b), the Debentures of such Holder shall be deemed tendered, notwithstanding any failure by such Holder to deliver or properly deliver such Debentures to the Remarketing Agent for purchase.

            (d) The right of each Holder to have Debentures tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement, (ii) Debentures tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Debentures at a price of not less than 100% of the principal amount thereof, plus accrued and unpaid interest thereon, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

            (e) On the Remarketing Date, the Remarketing Agent shall use reasonable efforts to remarket at a price equal to approximately 100.75% of the aggregate principal amount thereof, Debentures tendered or deemed tendered for purchase.

            (f) If none of the Holders elect to have Debentures held by them remarketed, the Reset Rate shall be the rate determined by the Remarketing Agent, subject to the terms of the Remarketing Agreement, as the rate that would have been established had a remarketing been held on the Remarketing Date.

            (g) If the Remarketing Agent has determined that it will be able to remarket all Debentures tendered or deemed tendered prior to 4:00 P.M., New York City time, on the Remarketing Date, the Remarketing Agent shall determine the Reset Rate, which shall be the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum) which the Remarketing Agent determines, subject to the terms of the Remarketing Agreement, to be the lowest rate per annum that will enable it to remarket all Debentures tendered or deemed tendered for remarketing.

            (h) If, by 4:00 P.M., New York City time, on the Remarketing Date, the Remarketing Agent is unable to remarket all Debentures tendered or deemed tendered for purchase or if the Remarketing shall not have occurred because a condition precedent to the Remarketing shall not have been fulfilled, a failed remarketing ("Failed Remarketing") shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Collateral Agent, Company, Institutional Trustee, Delaware Trustee and Clearing Agency.

            (i) By approximately 4:30 P.M., New York City time, on the Remarketing Date, provided that there has not been a Failed Remarketing, the Remarketing Agent shall advise, by telephone (i) the Collateral Agent, Company, Institutional Trustee, Delaware Trustee and Clearing Agency of the Reset Rate determined in the Remarketing and the aggregate principal amount of Debentures sold in the remarketing, (ii) each purchaser (or the Clearing Agency Participant thereof) of the Reset Rate and the aggregate principal amount of Debentures such purchaser is to purchase and (iii) each purchaser to give instructions to its Clearing Agency Participant to pay the purchase price on the Purchase Contract Settlement Date in same day funds against delivery of the Debentures purchased through the facilities of the Clearing Agency.

            (j) In accordance with the Clearing Agency's normal procedures, on the Purchase Contract Settlement Date, the transactions described above with respect to each Debenture tendered for purchase and sold in the remarketing shall be executed through the Clearing Agency, and the accounts of the respective Clearing Agency Participants shall be debited and credited and such Debentures delivered by book entry as necessary to effect purchases and sales of such Debentures. The Clearing Agency shall make payment in accordance with its normal procedures.

            (k) If any Holder selling Debentures in the Remarketing fails to deliver such Debentures, the Clearing Agency Participant of such selling Holder and of any other Person that was to have purchased Debentures in the Remarketing may deliver to any such other Person an aggregate principal amount of Debentures that is less than the aggregate principal amount of Debentures that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Debentures to be so delivered shall be determined by such Clearing Agency Participant, and delivery of such lesser aggregate principal amount of Debentures shall constitute good delivery.

            (l) The Remarketing Agent is not obligated to purchase any Debentures in a Remarketing or otherwise. Neither the Trust, any Trustee, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Debentures for remarketing.

            (m) The tender and settlement procedures set in this Section 10.2, including provisions for payment by purchasers of Debentures in the Remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein, to the extent required by the Clearing Agency or if the book-entry system is no longer available for the Debentures at the time of the Remarketing, to facilitate the tendering and Remarketing of Debentures in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth herein, modify the settlement procedures set forth herein in order to facilitate the settlement process.

            (n) Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate permitted by applicable law and, as provided in the Remarketing Agreement, neither the Remarketing Agent nor the Reset Agent (as defined in the Remarketing Agreement) shall have any obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the Debentures and they shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the 10th Business Day before the Purchase Contract Settlement Date) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate.

      IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the date or dates indicated in the acknowledgments and as of the day and year first above written.


                                          KAUFMAN AND BROAD HOME CORPORATION,
                                          as Issuer


                                          By:  /s/ Michael F. Henn
                                              -------------------------------
                                          Name:  Michael F. Henn
                                          Title: Sr. Vice President and Chief
                                                 Financial Officer




                                          By:  /s/ Dennis Welsch
                                              -------------------------------
                                          Name:  Dennis Welsch
                                          Title: Vice President and Treasurer


                                          THE FIRST NATIONAL BANK OF CHICAGO
                                          as Trustee


                                          By:  /s/ Mark J. Frye
                                              -------------------------------
                                          Name:  Mark J. Frye
                                          Title: Asst. Vice President